UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2004

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive

Clearwater, Florida 33760

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (727) 442-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

Digital Lightwave, Inc. Announces Approved Listing Transfer to Nasdaq SmallCap Market

On September 20, 2004, Digital Lightwave, Inc. (the “Company”) received notice from The Nasdaq Stock Market that it had approved the Company’s application to transfer the listing of the Company’s securities to the Nasdaq SmallCap Market. The Company’s securities will be transferred to the Nasdaq SmallCap Market at the opening of business on September 23, 2004. The stock trading symbol for the Company will continue as “DIGL.”

As previously reported, on September 2, 2004, the board of directors of the Company approved the transfer of the listing of the Company’s securities to the Nasdaq SmallCap Market from the Nasdaq National Market. On September 3, 2004, the Company filed an application with The Nasdaq Stock Market to transfer the listing of the Company’s securities to the Nasdaq SmallCap Market.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibit.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: September 21, 2004	By:	/s/ JAMES R. GREEN
James R. Green
Chief Executive Officer and President